Exhibit 99.1

USANA Announces Management Team Transition

SALT LAKE CITY--(BUSINESS WIRE)--December 14, 2012--USANA Health Sciences, Inc. (NYSE: USNA), a global nutritional company, today announced the reorganization of its management team.

Doug Hekking is stepping aside as the Company’s Chief Financial Officer to return to a strategic role that will support the Company’s finance and operations groups. Mr. Hekking’s decision to change roles was prompted by his need to attend to family health matters and his desire to serve in a more targeted role within the Company. The Company thanks Mr. Hekking for serving as CFO and supports his decision to attend to the needs of his family.

Paul Jones, who is currently serving as the Company’s Vice President of Human Resources, has been named as interim CFO. Mr. Jones has been with USANA since 2005. Prior to joining the Company, he worked with Associated Food Stores, Inc. as Vice President of Operations - Dan’s Foods; Vice President of Farr West Operations; and Vice President of Human Resources. Mr. Jones is a Certified Management Accountant and holds a master’s degree in organizational management from the University of Phoenix and a bachelor’s degree in finance from Utah State University. Mr. Hekking will be working closely with Mr. Jones during a transition period.

The Company has also accepted the resignation of Chief Operating Officer, Roy Truett. The Company expresses gratitude to Mr. Truett for his contributions to the Company during his years of service and wishes him the best in his future endeavors.

With Mr. Truett’s departure, Jim Brown, who was recently promoted to Chief Production Officer for his expertise in operations and production, will direct operations and report directly to the CEO.

Additionally, Rick Stambaugh has been named Chief Information Officer. Mr. Stambaugh has more than 25 years of experience in the direct sales industry. Before joining USANA, he served as President and CEO of TekVation and the Fionda Group, two companies that supply technology and innovative solutions to the direct sales industry. He also served as Director of Corporate Marketing at Herbalife. Mr. Stambaugh has a bachelor’s degree in Education from the University of Nebraska Omaha.

Finally, USANA congratulates Lori Truman on her promotion to Vice President of U.S. Field Development. Mrs. Truman has been an extraordinary asset at USANA for nearly 10 years. Most recently, she served as USANA’s Executive Director of U.S. Field Development. Her rapport with the Company’s Associates and dedication to helping them achieve their goals is unmatched. Mrs. Truman has a bachelor’s degree in business management from the University of Utah.

“We deeply appreciate the dedicated service of our management team,” stated USANA CEO Dave Wentz. “We are confident that the skills and expertise of these new members of management will help us advance the long term growth of our Company.”

For more information about USANA’s products and company, visit USANA.com.

About USANA

Founded in 1992, USANA Health Sciences (NYSE: USNA) is a U.S.-based nutritional company that manufactures high-quality supplements and personal care, energy, and weight-management products in their FDA-registered facility in Salt Lake City, Utah. USANA's products, tested by NSF International and used by more than 600 professional athletes, are developed by the company's award-winning team of scientists and sold directly to Preferred Customers and Associates in 18 international markets. Named one of Outside magazine's "Best Places to Work" for four consecutive years, USANA has received more than 100 state, national and international accolades, including Utah Best of State, Stevie Awards, Australian Business Awards, NutriSearch Editor's Choice and others. Learn more about USANA (www.USANA.com) and the USANA True Health Foundation (www.USANAfoundation.org), stay current with the official USANA blog (www.whatsupUSANA.com), like us on the USANA Facebook page (www.facebook.com/USANAhealthsciences), or follow USANA on Twitter (@USANAinc).

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

CONTACT:
USANA Health Sciences, Inc.
Investors contact:
Patrique Richards
Investor Relations
801-954-7961
investor.relations@us.usana.com
or
Media contact:
Ashley Collins
Public Relations
801-954-7280
media@us.usana.com